AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly AUSA Life Insurance Company, Inc.), Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated August 31, 2000, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 30th day of July, 2007.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/Arthur D. Woods
Name:           Arthur D. Woods
Title:           Vice President

VARIABLE INSURANCE PRODUCTS FUND III

By: /s/Kimberly Monasterio
Name:           Kimberley Monasterio
Title:           Treasurer – SVP

FIDELITY DISTRIBUTORS CORPORATION

By: /s/Craig W. Huntley
Name:           Craig W. Huntley
Title:           E.V.P.

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account and                                                                                                                              Products
Date Established by Board of Directors                                                                                                                Funded by Separate Account

TFLIC Series Life Account                                                                                                                                      TFLIC Financial Freedom Builder
(est. October 24, 1994)
                                                                      TFLIC Freedom Elite Builder

                                                                      TFLIC Freedom Wealth Protector

                                                                      TFLIC Freedom Elite Builder II

Separate Account VA BNY                                                                                                                                     Transamerica Landmark NY Variable Annuity
(est. September 27, 1994)

TFLIC Series Annuity Account                                                                                                                              TFLIC Freedom Premier
(est. March 20, 2001)

TFLIC Separate Account VNY                                                                                                                                 Advisor’s Edge® NY Variable Annuity
(est. December 14, 2004)

Separate Account VA GNY                                                                                                                                      Flexible Premium Variable Annuity - L
(est. April 3, 2007)                                                                                                                                                      (under the marketing name “Transamerica Ascent”)

TFLIC Separate Account C                                                                                                                                       Marquee Variable Annuity
(est. November 4, 1994)

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